SLM Student Loan Trust 2002-5 Quarterly Servicing Report

Collection Period 06/01/2005 - 08/31/2005 Distribution Date 09/15/2005

Indenture Trustee: Bank of New York

I. Deal Parameters

A	Student Loan Portfolio Characteristics		08/29/2002	05/31/2005	08/31/2005

	Principal Balance		$1,310,664,802.63	$596,928,003.17	$486,940,524.73
	Interest to be Capitalized Balance		15,042,542.45	10,874,985.57	8,316,613.30

	Pool Balance		$1,325,707,345.08	$607,802,988.74	$495,257,138.03
	Specified Reserve Account Balance		3,314,268.00	1,519,507.47	- N/A -

	Adjusted Pool (1)		$1,329,021,613.08	$609,322,496.21	$495,257,138.03

	Weighted Average Coupon (WAC)		3.85%	3.25%	5.18%
	Weighted Average Remaining Term		130.46	112.37	110.31
	Number of Loans		386,996	210,571	178,029
	Number of Borrowers		217,967	126,453	107,243

	Since Issued CPR			19.29%	23.52%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	06/15/2005		09/15/2005

	A1	78442GDZ6	$—		$—
	A2	78442GEA0	$—		$—
	A3	78442GEB8	$86,572,496.21		$—
	A4	78442GEC6	$182,750,000.00		$172,342,293.06
	A4CP	78442GED4	$300,000,000.00		$282,914,844.97
	B	78442GEE2	$40,000,000.00		$40,000,000.00

C	Account Balances		06/15/2005		09/15/2005

	Reserve Account Balance		$1,519,507.47		$1,325,707.00

D	Asset/Liability		06/15/2005		09/15/2005

	Adjusted Pool Balance		$609,322,496.21		$495,257,138.03
	Total Notes		$609,322,496.21		$495,257,138.03
	Difference		$—		$—
	Parity Ratio		1.00000		1.00000

II. Trust Activity 06/01/2005 through 08/31/2005

A	Student Loan Principal Receipts
	Borrower Principal	9,608,550.08
	Guarantor Principal	4,992,424.31
	Consolidation Activity Principal	98,591,741.75
	Seller Principal Reimbursement	1,399.14
	Servicer Principal Reimbursement	291.86
	Rejected Claim Repurchased Principal	4,122.42
	Other Principal Deposits	17,341.00

	Total Principal Receipts	$113,215,870.56

B	Student Loan Interest Receipts
	Borrower Interest	1,834,563.27
	Guarantor Interest	115,132.37
	Consolidation Activity Interest	1,727,344.44
	Special Allowance Payments	3,044,187.00
	Interest Subsidy Payments	1,027,996.71
	Seller Interest Reimbursement	4,304.27
	Servicer Interest Reimbursement	25,370.08
	Rejected Claim Repurchased Interest	190.65
	Other Interest Deposits	200,366.33

	Total Interest Receipts	$7,979,455.12

C	Investment Income	$591,992.56

D	Funds Borrowed from Next Collection Period	$—

E	Funds Repaid from Prior Collection Period	$—

F	Loan Sale or Purchase Proceeds	$—

G	Initial Deposits to Collection Account	$—

H	Other Deposits	$26,877.19

I	Less: Funds Previously Remitted:
	Servicing Fees	$(869,090.38)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(869,090.38)

J	AVAILABLE FUNDS	$120,945,105.05

K	Non-Cash Principal Activity During Collection Period	$(3,228,392.12)

L	Non-Reimbursable Losses During Collection Period	$(30.00)

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$9,257.81

N	Aggregate Loan Substitutions	$—

Trust 2002-5 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

III.  2002-5 Portfolio Characteristics

		08/31/2005				05/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal

INTERIM:	IN SCHOOL	4.70%	22,077	$63,995,891.64	13.142%	2.77%	33,481	$103,778,126.67	17.385%

	GRACE	4.70%	16,476	$55,158,433.30	11.328%	2.77%	23,224	$75,015,087.10	12.567%

	DEFERMENT	4.76%	24,527	$71,733,388.92	14.731%	2.86%	24,511	$73,628,349.73	12.335%

REPAYMENT:	CURRENT	5.53%	73,482	$170,717,750.24	35.059%	3.65%	83,897	$204,756,701.70	34.302%

	31-60 DAYS DELINQUENT	5.46%	7,078	$20,261,084.26	4.161%	3.59%	6,870	$19,779,041.83	3.313%

	61-90 DAYS DELINQUENT	5.49%	4,554	$12,993,579.57	2.668%	3.57%	4,359	$12,160,374.03	2.037%

	91-120 DAYS DELINQUENT	5.47%	2,962	$8,409,919.39	1.727%	3.54%	2,787	$8,013,307.69	1.342%

	> 120 DAYS DELINQUENT	5.41%	9,709	$27,961,439.25	5.742%	3.53%	9,650	$27,932,034.37	4.679%

	FORBEARANCE	5.40%	15,998	$52,531,367.96	10.788%	3.49%	20,671	$68,780,943.65	11.522%

	CLAIMS IN PROCESS	5.44%	1,162	$3,171,382.93	0.651%	3.58%	1,117	$3,075,433.72	0.515%

	AGED CLAIMS REJECTED	5.77%	4	$6,287.27	0.001%	3.72%	4	$8,602.68	0.001%

TOTAL			178,029	$486,940,524.73	100.00%		210,571	$596,928,003.17	100.00%

Percentages may not total 100% due to rounding

Trust 2002-5 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

IV. 2002-5 Portfolio Characteristics (cont’d)

	08/31/2005	05/31/2005
Pool Balance	$495,257,138.03	$607,802,988.74
Total # Loans	178,029	210,571
Total # Borrowers	107,243	126,453
Weighted Average Coupon	5.18%	3.25%
Weighted Average Remaining Term	110.31	112.37
Non-Reimbursable m Losses	$(30.00)	$100.31
Cumulative Non-Reimbursable Losses	$474,977.15	$475,007.15
Since Issued CPR	23.52%	19.29%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$4,313.07	$6,381.12
Cumulative Rejected Claim Repurchases	$95,960.69	$91,647.62
Cumulative Claims Filed	$60,626,005.29	$54,642,161.48
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$4,781,101.78	$4,005,040.53
Interest Subsidy Payments Accrued	$1,262,405.18	$1,078,397.27
Special Allowance Payments Accrued	$1,595,452.38	$2,992,816.21

Trust 2002-5 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

V. 2002-5 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	5.15%	111,693	$271,130,776.12	55.680%
	- GSL - Unsubsidized	5.05%	57,490	182,094,042.13	37.396%
	- PLUS Loans	6.15%	8,846	33,715,706.48	6.924%
	- SLS Loans	0.00%	0	0.00	0.000%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	5.18%	178,029	$486,940,524.73	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	5.15%	146,621	$422,243,009.73	86.713%
	- Two Year	5.30%	25,449	52,169,002.20	10.714%
	- Technical	5.61%	5,959	12,528,512.80	2.573%
	- Other	0.00%	0	0.00	0.000%

	Total	5.18%	178,029	$486,940,524.73	100.000%

*      Percentages may not total 100% due to rounding.

Trust 2002-5 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VI. 2002-5 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$120,945,105.05
A	Primary Servicing Fee	$381,157.07	$120,563,947.98
B	Administration Fee	$20,000.00	$120,543,947.98
C	Class A Noteholders’ Interest Distribution Amount	$5,343,904.04	$115,200,043.94
D	Class B Noteholders’ Interest Distribution Amount	$392,533.33	$114,807,510.61
E	Class A Noteholders’ Principal Distribution Amount	$114,065,358.18	$742,152.43
F	Class B Noteholders’ Principal Distribution Amount	$—	$742,152.43
G	Reserve Account Reinstatement	$—	$742,152.43
H	Carryover Servicing Fee	$—	$742,152.43
I	Excess Distribution	$742,152.43	$—

Trust 2002-5 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005

VII. 2002-5 Distributions

Distribution Amounts	A3	A4	A4CP

Cusip/lsin	78442GEB8	78442GEC6	78442GED4
Beginning Balance	$86,572,496.21	$182,750,000.00	$300,000,000.00
Index	LIBOR	LIBOR	CPf
Spread/Fixed Rate	0.10%	0.15%	0.23%
Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
Accrual Period Begin	06/15/2005	06/15/2005	06/15/2005
Accrual Period End	09/15/2005	09/15/2005	09/15/2005
Daycount Fraction	0.25555556	0.25555556	0.25205479
Interest Rate	3.51000%	3.56000%	3.84140%
Accrued Interest Factor	0.008970000	0.009097778	0.009682433
Current Interest Due	$776,555.29	$1,662,618.89	$2,904,729.86
Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Total Interest Due	$776,555.29	$1,662,618.89	$2,904,729.86
Interest Paid	$776,555.29	$1,662,618.89	$2,904,729.86
Interest Shortfall	$—	$—	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—	$—
Current Interest Carryover Due	$—	$—	$—
Interest Carryover Paid	$—	$—	$—
Unpaid Interest Carryover	$—	$—	$—
Principal Paid	$86,572,496.21	$10,407,706.94	$17,085,155.03
Ending Principal Balance	$—	$172,342,293.06	$282,914,844.97
Paydown Factor	0.382218526	0.056950517	0.056950517
Ending Balance Factor	0.000000000	0.943049483	0.943049483

Trust 2002-5 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005. Distribution Date 09/15/2005

VII. 2002-5 Distributions

Distribution Amounts	B

Cusip/Isin	78442GEE2
Beginning Balance	$40,000,000.00
Index	LIBOR
Spread/Fixed Rate	0.43%
Record Date	1 NEW YORK BUSINESS DAY
Accrual Period Begin	06/15/2005
Accrual Period End	09/15/2005
Daycount Fraction	0.25555556
Interest Rate	3.84000%
Accrued Interest Factor	0.009813333
Current Interest Due	$392,533.33
Interest Shortfall from Prior Period Plus Accrued Interest	$—
Total Interest Due	$392,533.33
Interest Paid	$392,533.33
Interest Shortfall	$—
Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—
Current Interest Carryover Due	$—
Interest Carryover Paid	$—
Unpaid Interest Carryover	$—
Principal Paid	$—
Ending Principal Balance	$40,000,000.00
Paydown Factor	0.000000000
Ending Balance Factor	1.000000000

VIII. 2002-5 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$609,322,496.21
	Current Adjusted Pool Balance	$495,257,138.03
	Current Principal Due	$114,065,358.18
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$114,065,358.18

	Principal Paid	$114,065,358.18
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$1,519,507.47
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	742,152.43

	Balance Available	$2,261,659.90
	Required Reserve Acct Balance	$1,325,707.00
	Release to Excess Distribution Certificateholder	$935,952.90
	Ending Reserve Account Balance	$1,325,707.00

Page 8 of 8	Trust 2002-5 Quarterly Servicing Report: Collection Period 06/01/2005 - 08/31/2005, Distribution Date 09/15/2005